UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 5, 2016 (January 1, 2016)

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 1, 2016, Sunoco LP, a Delaware limited partnership (the “Partnership”), issued an aggregate of 16,410,780 Class C Units representing limited partner interests in the Partnership (“Class C Units”) consisting of (i) 5,242,113 Class C Units that were issued by the Partnership to Aloha Petroleum, Ltd., an indirect wholly owned subsidiary of the Partnership (“Aloha”), as consideration for the contribution by Aloha to an indirect wholly owned subsidiary of the Partnership of all of Aloha’s assets relating to the wholesale supply of fuel and lubricants, and (ii) 11,168,667 Class C Units that were issued by the Partnership to indirect wholly owned subsidiaries of the Partnership in exchange for all of the outstanding Class A Units representing limited partner interests in the Partnership (“Class A Units”) held by such subsidiaries. The Class C Units were valued at $38.5856 per Class C Unit (the “Class C Unit Issue Price”), based on the volume-weighted average price of the Partnership’s common units representing limited partner interests in the Partnership (“Common Units”) for the five-day trading period ending on December 31, 2015. The Class C Units were issued in private transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Class C Units are not convertible or exchangeable into Common Units or any other units of the Partnership, are not redeemable, and will not be traded on any public securities market.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 1, 2016, Sunoco GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into Amendment No. 3 (the “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), effective as of January 1, 2016. Pursuant to the Amendment, the General Partner authorized (i) the issuance of the Class C Units and (ii) the amendment of the allocation provisions in connection with the exchange by indirect wholly owned subsidiaries of the Partnership of all of the outstanding Class A Units held by such subsidiaries for Class C Units.

The Class C Units (a) are not convertible or exchangeable into Common Units or any other units of the Partnership and are non-redeemable; (b) are entitled to receive distributions of available cash of the Partnership (other than available cash derived from or attributable to any distribution received by the Partnership from Susser Petroleum Property Company LLC (“PropCo”), the Partnership’s indirect wholly owned subsidiary that is subject to federal and state income tax, the proceeds of any sale of the membership interests of PropCo, or any interest or principal payments received by the Partnership with respect to indebtedness of PropCo or its subsidiaries), at a fixed rate equal to 9% per year (2.25% per quarter) of the Class C Unit Issue Price (the “Class C Quarterly Distribution”), (c) do not have the right to vote on any matter except as otherwise required by any non-waivable provision of law, (d) will not be allocated any items of income, gain, loss, deduction or credit attributable to the Partnership’s ownership of, or sale or other disposition of, the membership interests of PropCo, or the Partnership’s ownership of any indebtedness of PropCo or any of its subsidiaries (“PropCo Items”), (e) will be allocated gross income (other than from PropCo Items) in an amount equal to the cash distributed to the holders of Class C Units and (f) will be allocated depreciation, amortization and cost recovery deductions as if the Class C Units were Common Units and 1% of certain allocations of net termination gain (other than from PropCo Items). Holders of Class C Units (other than Aloha) will be entitled to receive the Class C Quarterly Distribution with respect to the fourth quarter of 2015. Aloha will be entitled to receive the Class C Quarterly Distribution commencing with the first quarter of 2016.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: January 5, 2016	By:	/s/ Robert W. Owens
	Name:	Robert W. Owens
	Title:	President and Chief Executive Officer

SUNOCO LP

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP.